Exhibit 3.1

EIGHTH AMENDED AND RESTATED
BYLAWS
OF
ENTRAVISION COMMUNICATIONS CORPORATION
a Delaware corporation

Article 1.
OFFICES

1.1 Principal Office. The principal office for the transaction of the business of the corporation shall be at such place as may be established by the Board of Directors (the “Board”). The Board is granted full power and authority to change the principal office from one location to another.

1.2 Other Offices. The corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the corporation may require.

Article 2.
STOCKHOLDERS

2.1 Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as may be designated by resolution of the Board, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware statute.

2.2 Annual Meetings.

(a) An annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.

(b) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (1) by or at the direction of the Board or (2) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice of the Annual Meeting provided for in this Bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, the foregoing clause (2) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article 2, Section 2.2(b)(i), (ii) and (iii) of this Bylaw to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the corporation under Delaware law.

(i) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (2) of Article 2, Section 2.2(b) of this Bylaw, the stockholder must (1) have given Timely Notice (as defined below) thereof in writing to the Secretary of the corporation, (2) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (3) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Bylaw. To be timely, a stockholder’s written notice must be received by the Secretary at the principal executive offices of the corporation not later than 5:00 pm Pacific time on the ninetieth (90th) day nor earlier than 5:00 pm Pacific time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than 5:00 pm Pacific time on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth or include:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of capital stock of the corporation that are held of record or are beneficially owned by the nominee or its Affiliates or Associates (each as defined below) and any Synthetic Equity Interest (as defined below) held or beneficially owned by the nominee or its Affiliates or Associates; (iv) a description of all agreements, arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board; (v) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the corporation (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request); (vi) a representation and agreement in the form provided by the corporation (which form shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request) that: (a) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire described in clause (v) herein; (b) such proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation in the questionnaire described in clause (v) herein; (c) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the exchanges upon which shares of the corporation’s capital stock trade, each of the corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines applicable generally to the corporation’s directors and, if elected as a director of the corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (d) such proposed nominee intends to serve as a director for the full term for which he or she is to stand for election; and (e) such proposed nominee will promptly provide to the corporation such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board under any applicable stock exchange listing requirements or appliable law, or that the Board reasonably determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experiences, independence, or lack thereof, of such proposed nominee; and (vii) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

(C) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii), as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its Affiliates or Associates, including any shares of any class or series of capital stock of the corporation as to which such Proposing Person or any of its Affiliates or Associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its Affiliates or Associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person or any of its Affiliates or Associates and (2) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of its Affiliates or Associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such Proposing Person or any of its Affiliates or Associates that are separated or separable from the underlying shares of the corporation, (e) if such Proposing Person is not a natural person, the identity of the natural person or persons responsible for making voting and investment decisions (including director nominations and any other business that the stockholder proposes to bring before a meeting) on behalf of the Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), (f) any pending or threatened litigation in which such Proposing Person or any of its Affiliates or Associates or any Responsible Person is a party involving the corporation or any of its officers or directors, or any Affiliate of the Corporation, and (g) any other information relating to such Proposing Person or any of its Affiliates or Associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (g) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(D) (i) a description of all agreements, arrangements or understandings to which any Proposing Person or any of its Affiliates or Associates is a party (whether the counterparty or counterparties are a Proposing Person or any Affiliate or Associate thereof, on the one hand, or one or more other third parties, on the other hand, (including any proposed nominee(s)) (a) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders or (b) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to be providing financial support or meaningful assistance in furtherance of the nomination(s) or other business proposed to be brought before the meeting of stockholders and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement (i) that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting, a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business or nominees and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, (ii) whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, (a) will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the corporation entitled to vote on the election of directors or (b) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, as applicable, (iii) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (iv) that the stockholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (such statement, the “Solicitation Statement”).

For purposes of this Article I, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2.2, each of the terms “Affiliates” and “Associates” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Section 2.2, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, or (c) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation.

(ii) A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than 5:00 pm Pacific time on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 pm Pacific time on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section

2.2(b)(ii) shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Article 2, Section 2.2(b)(i)(E), such Proposing Person shall inform the corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Person shall also update its notice so that the information required by Article 2, Section 2.2(b)(i)(C) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article 2, Section 2.2(b)(i)(C).

(iii) Notwithstanding anything in the second sentence of Article 2, Section 2.2(b)(i) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article 2, Section 2.2(b)(i), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation not later than 5:00 pm Pacific time on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(c) General.

(i) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors, and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw or in accordance with Rule 14a-8 under the Exchange Act. The Board or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(ii) Except as otherwise required by law, nothing in this Article 2, Section 2.2 shall obligate the corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(iii) Notwithstanding the foregoing provisions of this Article 2, Section 2.2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article 2, Section 2.2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(iv) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Bylaw. If a stockholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with this Bylaw and shall be disregarded.

(vi) Further notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder with timely notice, and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder with timely notice, and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(vii) The number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual

Meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with these Bylaws (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

2.3 Special Meetings.

(a) A special meeting of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board at the request in writing of (i) the Board Chair, (ii) a majority of the Board or (iii) stockholders owning a majority in voting power of the issued and outstanding shares of common stock of the corporation (the “Requisite Percentage”) and who submit (a) a written demand to call a special meeting of the stockholders (a “Special Meeting Request Notice”) and (b) a Record Date Request Notice (as defined below). No business may be transacted at any special meeting of stockholders except such business as is set forth in the notice of special meeting (or any supplement thereto).

(b) No stockholder may submit a Special Meeting Request Notice demanding that the Board call a special meeting of stockholders pursuant to this Section 2.3 unless such stockholder has also submitted a written request that the Board fix a record date for the purpose of determining the stockholders entitled to demand that the Board call such special meeting, which request for a record date shall be delivered to, or mailed and received by, the Secretary of the corporation at the corporation’s registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded (a “Record Date Request Notice”). Within ten (10) days after receipt of a Record Date Request Notice from any stockholder holding the Requisite Percentage, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Board call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within the ten (10) day period after the date on which such a written request was received, the record date in respect thereof shall be the first date after the expiration of such ten (10) day time period on which such a written request was received.

(c) The Special Meeting Request Notice shall set forth the purpose for which the meeting is desired and all of the information required by Section 2.2 of these Bylaws with respect to any business that the stockholder desires to bring before the special meeting. In addition to the other requirements set forth in this Bylaw, for any business proposed by a stockholder to be considered at a special meeting, it must be a proper subject for action by stockholders of the corporation at a special meeting under Delaware law. A special meeting requested by stockholders shall be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors, provided that the date of any such special meeting shall not be more than ninety (90) days after the Secretary of the Corporation receives a valid Special Meeting Request Notice pursuant to this Section 2.3. The record date for the Special Meeting shall be fixed by the Board of Directors as set forth in Section 5.4 of these Bylaws.

(d) In addition to other applicable requirements, for any business to be considered at a special meeting called pursuant to Section 2.3 of these Bylaws, the stockholder must have complied with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

2.4 Stockholder Lists. The corporation shall prepare, no later than the tenth (10th) day before each Annual Meeting or special meeting of stockholders, a complete list, by class, of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing contained in this Section 2.4 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date in the manner provided by law.

2.5 Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days (or such other period as may be required under applicable law)before the date of the meeting.

2.6 Quorum and Adjournment.

(a) Except as set forth below, the holders of a majority in voting interest of capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law, these Bylaws or the Certificate of Incorporation of the corporation (as such may be amended from time to time, the “Certificate of Incorporation”). Notwithstanding the above, holders of a majority of the voting interest of the common stock of the corporation shall constitute a quorum for the holding of a meeting of stockholders for the sole purpose of electing or removing without cause one or more directors or to fill a vacancy or a newly created directorship, to the extent that such matter is submitted to the stockholders in such classes. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the meeting Chair shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting and the means of remote communications, if any, shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these Bylaws, is entitled to such notice.

(b) When any meeting is convened, the presiding officer or the stockholders present or represented by proxy at such meeting may adjourn the meeting from time to time for any reason, regardless of whether a quorum is present, to reconvene at any other time and at any place at which a meeting of stockholders may be held under these Bylaws. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.5; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these Bylaws, is entitled to such notice.

2.7 Voting. In all matters other than the election of directors, the vote of the holders of a majority in voting interest of the common stock of the corporation, that are present in person or represented by proxy at a meeting at which a quorum is present, shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities a different vote is required, in which case such express provision shall govern and control the decision of such question. Each director of the corporation shall be elected by a plurality of the votes of common stock of the corporation, present in person or represented by proxy at a meeting at which a quorum is present. The Chair at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the person executing the proxy specifies therein a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

2.9 Inspector of Election. The Board shall, if required by law, appoint an inspector or inspectors of election for any meeting of stockholders. Such inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. An inspector need not be a stockholder, and any officer of the corporation may be an inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest, provided that the corporation and each inspector complies with Section 231 of the Delaware General Corporation Law to the extent it applies.

2.10 Action Without a Meeting.

(a) Subject to Section 228 of the Delaware General Corporation Law, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided by statute and these Bylaws.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.10(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.10(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.10(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 2.10 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 2.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.10(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

2.11 Delivery to the Corporation. Whenever Article 2 of these Bylaws requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the corporation expressly opts out of Section 116 of the DGCL with respect to the matters set forth in this Section 2.11.

Article 3.
DIRECTORS

3.1 Powers. Subject to any limitations set forth in the Certificate of Incorporation, the Board shall have the power to manage or direct the management of the property, business and affairs of the corporation and, except as expressly limited by law, to exercise all of its corporate powers. Subject to applicable law, the Board may establish procedures and rules, or may authorize the Chair of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders’ meeting, including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting, the timing of the opening and closing of the polls and the physical layout of the facilities for the meeting.

3.2 Number, Term and Classes. The Board shall consist of not less than six (6) nor more than eleven (11) members, as shall be determined from time to time by resolution of the Board. Except as provided in the Certificate of Incorporation, there shall be one (1) class of directors, all of which shall be elected by the holders the common stock of the corporation, as provided in the Certificate of Incorporation.

3.3 Service. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

3.4 Vacancies. Vacancies in the Board shall be filled in the manner provided in the Certificate of Incorporation.

3.5 Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place within or without the State of Delaware as may from time to time be fixed by standing resolution of the Board.

3.6 Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Board Chair or a majority of the Board. Notice of a special meeting of the Board shall be given to all directors in accordance with Section 6.1 of these Bylaws by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

3.7 Telephonic Meetings. Members of the Board or any committee thereof may, and shall be given the opportunity to, participate in a regular or special meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

3.8 Quorum. At all meetings of the Board, a majority of the Board shall constitute a quorum for the transaction of business. Except as otherwise set forth in these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Notice of any adjourned meeting need not be given.

3.9 Board Chair; Lead Independent Director. The Board may elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board, who must be a director. The Board may determine whether the Board Chair is an executive Chair or non-executive Chair and, unless otherwise determined by the Board, an executive Chair will be deemed to be an officer of the Corporation and a non-executive Chair will be deemed not to be an officer of the Corporation. The Board may at any time and for any reason designate another director to serve as the Board Chair and may determine whether any Board Chair will be or cease to be an executive Chair. Subject to the provisions of these Bylaws and the direction of the Board, the Board Chair will perform all duties and have all powers which are commonly incident to the position of the chair of a board of directors or which are delegated to him or her by the Board, preside at all meetings of the stockholders and of the Board at which he or she is present and have such powers and perform such duties as the Board may from time to time prescribe. The Board may, in its discretion, elect, by the affirmative vote of a majority of the directors then in office, a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Board Chair is not present and shall have such powers and perform such duties as the Board may from time to time prescribe. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded. If the Board Chair, if any, and the Lead Independent Director, if any, are not present at a meeting of the Board, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Board Chair) will preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting may elect one of the directors present at the meeting to so preside.

3.10 Committees. Subject to the Certificate of Incorporation, the Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Any such committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, provided that no such committee shall have the power or authority of the Board in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution creating such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers and authority of the committee.

3.11 Action Without a Meeting. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Article 4.
OFFICERS

4.1 Officers. The corporation shall have a Chief Executive Officer, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents and such other officers with such titles and duties as may be determined by the corporation and as may be elected or appointed in accordance with the provisions of this Article 4. Any two or more of such offices may be held by the same person.

4.2 Election. The officers of the corporation shall be elected annually by the Board and, subject to whatever rights an officer may have under a contract of employment with the corporation, all officers shall serve at the pleasure of the Board.

4.3 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

4.5 Chief Executive Officer. Subject to the control of the Board and to the powers vested by the Board in any committee or committees appointed by the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer or President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

4.6 Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board, the Chief Executive Officer or these Bylaws.

4.7 Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the corporation at the principal executive office or business office. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.8 Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the directors, whenever any of them request it, an account of all transactions as Treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

Article 5.
STOCK CERTIFICATES

5.1 Form of Stock Certificate. The shares of capital stock of the corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, each such certificate shall be signed by, or in the name of, the corporation by any two authorized officers of the corporation (it being understood that each of the Board Chair, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary of the corporation shall constitute an authorized officer for such purpose) certifying the number of shares owned by him, her or it in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of the issue.

5.2 Transfers of Stock. Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares. No transfer shall be made that is inconsistent with the provisions of applicable law.

5.3 Lost, Stolen or Destroyed Certificates. The corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

5.4 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; provided, however, that the record date for any special meeting of the stockholders of the corporation shall be determined in the manner set forth in Article 2, Section 2.3; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be determined in the manner set forth in Article 2, Section 2.10; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; provided, however, that the record date for any special meeting of the stockholders shall be determined in the manner set forth in Article 2, Section 2.3; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be determined in the manner set forth in Article 2, Section 2.10; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

5.5 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

Article 6.
NOTICES

6.1 Manner of Notice. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the corporation or by electronic transmission, subject to and in accordance with Section 232 of the Delaware General Corporation Law, and, in the case of directors, committee members and officers, by telephone, by facsimile, by electronic transmission, or by recognized delivery service to the last business address known to the Secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned, sent via facsimile, transmitted or delivered or, in the case of electronic transmission, as provided by statute. Without limiting the manner by which notice may be effectively given to stockholders, to the extent permitted by Section 233 of the Delaware General Corporation Law, a notice to stockholders shall be effective if given by single written notice to stockholders sharing an address if consented to by such stockholders at that address to whom notice is given and if such consent has not been revoked as provided by law. Any stockholder who fails to object in writing to the corporation within sixty (60) days of having been given written notice by the corporation of its intent to send a single notice to multiple stockholders sharing an address with that stockholder shall be deemed to have consented to receiving such single written notice.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Article 7.
AMENDMENTS

7.1 Amendments. Except as otherwise required by law, these Bylaws may be amended or repealed by the Board.

Article 8.
GENERAL PROVISIONS

8.1 Fiscal Year. The fiscal year of the corporation shall be determined by the Board.

8.2 Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

8.3 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or on any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

8.4 Representation of Shares of Other Corporations. The Chief Executive Officer or any other officer or officers authorized by the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

8.5 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.6 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer, Treasurer or the Board may from time to time designate.

8.7 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

8.8 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

8.9 Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, (A) the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, and (B) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, in all cases of (A) and (B) subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in or holding shares of common stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.9. Failure to comply with the foregoing provisions would cause the corporation irreparable harm and the corporation will be entitled to equitable relief, including, without limitation, injunction and specific performance, to enforce the foregoing provisions.

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